                                                                    EXHIBIT 3.20

                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION

                                       OF

                      NATIONAL DISTRIBUTION SERVICES, INC.

           Under Section 241 of the Delaware General Corporation Law

     The undersigned, the sole incorporator of National Distribution Services, Inc. hereby certifies:

     1. The name of the corporation is National Distribution Services, Inc.

     2. The certificate of its incorporation was filed by the Secretary of State on November 3, 1983.

     3. The Certificate of Incorporation is amended to change the corporate name. Paragraph one of the Certificate, which sets forth the name of the corporation, is amended to read:

          "1. The name of the corporation (hereinafter called the "Corporation") is NDSI, INC.

     4. The undersigned certifies that directors have not yet been elected and that the Corporation has not received any payment for any of its stock.

     5. The undersigned further certifies that the above amendment to the Certificate of Incorporation was duly adopted by the sole incorporator in accordance with the provisions of Section 241(b) of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the undersigned sole incorporator has executed this Certificate of Amendment of the Certificate of Incorporation on the 10th day of January 1986.

                                          /s/ SAMUEL R. NEWBORN
                                          --------------------------------------
                                          Samuel R. Newborn,
                                          Sole Incorporator

                          CERTIFICATE OF INCORPORATION

                                       OF

                      NATIONAL DISTRIBUTION SERVICES, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "general Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the "Corporation") is:

                      NATIONAL DISTRIBUTION SERVICES, INC.

          SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 306 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is United States Corporation Company.

          THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation, which shall be in addition to the authority of the Corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

             To carry freight for hire; to receive and load all varieties of commercial freight on board highway motor vehicles; to transport such freight to various destinations throughout North America, and to buy, sell, and otherwise deal in and with tractors and trailers suitable for commercial trucking, and to maintain and repair the same; to sell and distribute trucks and truck parts and accessories; to maintain a service and repair department for trucks; and to do whatever may be necessary and convenient to carry on such business and to accomplish such objects as may be incident thereto; to engage in the buying and selling, at wholesale andretail, of new and recapped tires of all kinds and descriptions and the conducting of the general business of vulcanizing, reinforcing, rebuilding, and repairing tires of all kinds and descriptions, and such other and further objects as may be necessary and incidental to the carrying on of such business, including the buying and owning of the necessary tools and equipment for the business and the buying, easing, holding, releasing, selling, and conveying the real estate necessary or proper in connection with the business.

             To carry on the business of public and private warehousing and all the business necessarily or impliedly incidental thereto, and to further carry on the business of general warehousing in all its several branches; to construct, hire, purchase, operate, and maintain all or any means or conveyances for the transportation to and from storage by land or by water of any and all products, goods, wares, merchandise, or manufactured articles; to issue certificates, warrants, and warehouse receipts, negotiable or otherwise, to persons warehousing goods with the company; to manufacture, sell, lease, rent, and trade in all goods and things usually dealt in by warehousemen; to construct, purchase, take on lease, or otherwise acquire any wharf, pier, dock, warehouse, cold storage room, or otherwise premises deemed capable of being used advantageously in connection with the business of the company, and generally to carry on and undertake any and all business undertaking, transaction, or operation commonly carried on or undertaken by warehousemen.

             To service retail outlets for magazines, newspapers, periodicals and other printed matter; to act as a distributor or jobber for magazines and periodicals of all kinds; to maintain and conduct a service or services, or bureau or bureaus, for the collection, transmission, sale, and disposal of printed and reproduced matter of any kind and nature; to act as news, advertising, and general representatives and agents for newspapers, magazines, and other publications, and for persons, firms, and corporations, and to contract for and buy, sell, lease, or otherwise acquire or dispose of or deal in advertising and news space, and to make contracts and conduct operations of any kind or nature with reference thereto.

             To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

             To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interest in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

             To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

             To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

                (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

                (c) franchises, licenses, grants and concessions.

             To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

             To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

             To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; an in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

             To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.

             To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, or any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

             To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the Corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

             To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the Corporation would have power to conduct by itself, whether or to such participation involves sharing or delegation of control with or to others.

             To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidence of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

             To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, sue, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that the Corporation shall not use its funds or property for the purpose of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

             To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

             To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

             To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity either alone or through or in conjunction with any corporations, associations, partnership, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes therein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any many the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred (200), all of which are without par value. All such shares are of one class and are Common Stock.

          No holder of any of the shares of the stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or
     (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

          FIFTH: The name and the mailing address of the incorporator are as follows:

                      NAME                             MAILING ADDRESS
                      ----                             ---------------
Samuel R. Newborn................................  598 Madison Avenue
                                                   New York, New York 10022

          SIXTH: The Corporation is to have perpetual existence.

          SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          EIGHTH: The Corporation shall, to the fullest extent permitted by
     Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          NINTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article NINTH.

     IN WITNESS WHEREOF, I have executed this Certificate of Incorporation on this 2nd day of November, 1983.

                                          /s/ SAMUEL R. NEWBORN
                                          --------------------------------------
                                          Samuel R. Newborn